Exhibit 99.1

Appalachian Bancshares Announces Growth in Net Income of 28.6% and 18.6% for the Three and Six Months (Respectively) Ended June 30, 2005

Ellijay, Georgia, August 3, 2005 - Appalachian Bancshares, Inc. (OTC: APAB.PK, APAB.OB) today announced earnings highlights for the quarter ended June 30, 2005, including:

•	Net income of $1.3 million, a 28.6% increase over the second quarter of 2004

•	Diluted earnings per share of $0.32, a 28.0% increase over the same period last year

•	Net interest income totaling $5.4 million, an increase of 21.6% over the second quarter of 2004

•	Net interest margin of 4.72%, an increase of 35 basis points over the same period last year

“Our relationship-based banking approach, combined with the ongoing growth of our North Georgia markets, fueled the double-digit percentage increases in income and earnings for the second quarter,” said Chief Executive Officer Tracy R. Newton. “Customers continue to increase their business with us despite the challenging interest rate environment and price competition, because we treat them with respect and have earned their trust. This is evident in the growth in our core deposit base, which increased more than our growth in loans.”

Total deposits increased to $424.1 million as of June 30, 2005 compared to $381.5 million on December 31, 2004, or an increase of 11.2%. Noninterest-bearing deposits grew 39.5% from December 31, 2004 to June 30, 2005, while interest-bearing deposits grew 8.5% over the same period. Loans, net of unearned income, at June 30, 2005 were $409.2 million, an increase of $31.8 million, or 8.4%, compared with $377.4 million at December 31, 2004. The growth in deposits and loans increased our total assets to $516.5 million as of June 30, 2005 compared to $472.8 million at December 31, 2004, an increase of 9.2%.

Net income for the six months ended June 30, 2005 increased by $349,000 to $2.2 million, or 18.6%, from $1.9 million for the first six months of 2004. Diluted earnings per share for the first six months of 2005 were $0.56, an increase of 16.7% from $0.48 for the same period in 2004.

Noninterest income in the second quarter of 2005 rose 14.7% to $784,000, from $683,000 in the second quarter of 2004, attributable to increases in the collection of service charges on deposit accounts, as well as a decrease in realized losses on securities.

Noninterest expense increased from $3.4 million, for the second quarter of 2004, to $3.9 million, for the second quarter of 2005, relating, in a large part, to an increase in salaries and benefits due primarily to the Company’s decision to provide annual raises in the first half of the year, as well as the addition of several management level employees to provide the infrastructure to support our growth. As our customer base grows, we believe that additional staffing will be required to continue to provide the service level that our customers are accustomed to receiving.

The allowance for loan losses was $4.9 million in the first six months of 2005, compared to $4.3 million at December 31, 2004. Loan loss reserves to total loans was 1.21% at June 30, 2005, compared to 1.15% at December 31, 2004.

“The fact that we are meeting our growth objectives is proof that our core philosophy of building personal relationships with customers is succeeding,” said Newton. “Keeping our customers happy reduces turnover costs and generates quality referrals, which we believe lowers loan charge-offs and helps raise our asset quality, giving us more flexibility to grow.”

About Appalachian Bancshares, Inc.
Appalachian Bancshares Inc., based in Ellijay, Georgia., is the $516 million-asset bank holding company of Appalachian Community Bank, which also operates under the trade name of Gilmer County Bank. The Company provides a full range of community banking services to individuals, small and medium-sized businesses, and farmers through its North Georgia banking offices located in Ellijay, East Ellijay, Blue Ridge and Blairsville. The Company’s stock is traded on the OTC Bulletin Board and the Pink Sheets under the symbol APAB. For more information, please visit the Company’s website, www.acbanks.net.

Certain statements in the release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of the Company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The above factors, in some cases, have affected, and in the future could affect, the Company’s financial performance and could cause actual results for 2005 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Please contact Tracy R. Newton, Chief Executive Officer, or Darren M. Cantlay, Chief Financial Officer, with any questions or requests for additional information, at (706) 276-8000.

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APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
June 30, 2005 (Unaudited) and December 31, 2004

	June 30,
	2005	December 31,
	(Unaudited)	2004	% Change

Assets
Cash and due from banks	$14,361,360	$4,953,563	189.9%
Interest-bearing deposits with other banks	4,224,928	403,532	947.0%
Federal funds sold	767,000	2,156,000	-64.4%
Cash and Cash Equivalents	19,353,288	7,513,095	157.6%

Securities available-for-sale	64,007,037	64,654,722	-1.0%

Loans, net of unearned income	409,189,884	377,351,501	8.4%
Allowance for loan losses	(4,936,180)	(4,348,618)	13.5%
Net Loans	404,253,704	373,002,883	8.4%

Premises and equipment, net	13,893,795	12,988,640	7.0%
Accrued interest	3,291,952	2,901,737	13.4%
Cash surrender value on life insurance	7,971,437	7,833,450	1.8%
Intangibles, net	2,099,558	2,116,558	-0.8%
Other assets	1,621,344	1,800,043	-9.9%

Total Assets	$516,492,115	$472,811,128	9.2%

Liabilities and Shareholders' Equity

Liabilities
Noninterest-bearing deposits	$45,894,864	$32,896,346	39.5%
Interest-bearing deposits	378,207,617	348,601,825	8.5%
Total Deposits	424,102,481	381,498,171	11.2%

Short-term borrowings	14,272,750	15,469,540	-7.7%
Accrued interest	569,134	540,217	5.4%
Long-term debt	30,950,000	31,950,000	-3.1%
Subordinated long-term capital notes	6,186,000	6,186,000	0.0%
Other liabilities	1,864,878	1,083,878	72.1%
Total Liabilities	477,945,243	436,727,806	9.4%

Shareholders' Equity
Preferred Stock, 20,000,000 shares authorized, none issued	-	-	0.0%
Common stock, par value $0.01 per share, 20,000,000 shares authorized, 3,956,797 shares issued at June 30, 2005 and 3,840,572 shares issued at December 31, 2004	39,568	38,406	3.0%
Paid-in capital	24,544,059	23,731,549	3.4%
Retained earnings	14,860,696	12,635,174	17.6%
Accumulated other comprehensive income (loss): net unrealized holding gains (losses) on securities available-for-sale, net of deferred income tax	(197,655)	377,989	-152.3%
Treasury stock, at cost (75,973 shares at June 30, 2005 and at December 31, 2004)	(699,796)	(699,796)	0.0%
Total Shareholders' Equity	38,546,872	36,083,322	6.8%

Total Liabilities and Shareholders' Equity	$516,492,115	$472,811,128	9.2%

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Three Months and Six Months Ended June 30, 2005 and 2004
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2005	2004	% Change	2005	2004	% Change

Interest Income
Interest and fees on loans	$7,539,605	$5,776,538	30.5%	$14,173,036	$11,281,589	25.6%
Interest on investment securities:
Taxable securities	391,342	316,348	23.7%	815,729	670,783	21.6%
Nontaxable securities	163,986	162,576	0.9%	326,469	324,966	0.5%
Interest on deposits with other banks	4,743	1,055	349.6%	6,459	1,450	345.4%
Interest on federal funds sold	14,670	3,810	285.0%	26,096	7,200	262.4%
Total Interest Income	8,114,346	6,260,327	29.6%	15,347,789	12,285,988	24.9%

Interest Expense
Interest on deposits	2,237,268	1,470,413	52.2%	4,156,792	2,923,016	42.2%
Interest on short-term borrowings	30,036	24,198	24.1%	79,789	40,966	94.8%
Interest on long-term debt	319,947	234,289	36.6%	593,111	440,412	34.7%
Interest on subordinated long-term capital notes	97,200	64,500	50.7%	187,200	128,400	45.8%
Total Interest Expense	2,684,451	1,793,400	49.7%	5,016,892	3,532,794	42.0%

Net Interest Income	5,429,895	4,466,927	21.6%	10,330,897	8,753,194	18.0%
Provision for loan losses	492,000	291,107	69.0%	929,000	651,107	42.7%

Net Interest Income After Provision for Loan Losses	4,937,895	4,175,820	18.2%	9,401,897	8,102,087	16.0%

Noninterest Income
Customer service fees	345,405	292,106	18.2%	652,678	575,324	13.4%
Insurance commissions	15,718	17,366	-9.5%	29,793	26,331	13.1%
Mortgage origination fees	233,429	223,547	4.4%	448,089	443,916	0.9%
Investment securities gains (losses)	-	(22,633)	100.0%	-	(22,633)	100.0%
Other operating income	189,078	172,525	9.6%	399,244	335,362	19.0%
Total Noninterest Income	783,630	682,911	14.7%	1,529,804	1,358,300	12.6%

Noninterest Expenses
Salaries and employee benefits	2,034,926	1,675,991	21.4%	3,978,913	3,243,011	22.7%
Occupancy, furniture and equipment expense	518,928	473,988	9.5%	1,041,152	917,506	13.5%
Other operating expenses	1,316,642	1,286,948	2.3%	2,683,671	2,554,913	5.0%
Total Noninterest expense	3,870,496	3,436,927	12.6%	7,703,736	6,715,430	14.7%

Income before income taxes	1,851,029	1,421,804	30.2%	3,227,965	2,744,957	17.6%
Income tax expense	590,832	442,000	33.7%	1,002,443	868,700	15.4%

Net Income	$1,260,197	$979,804	28.6%	$2,225,522	$1,876,257	18.6%

Earnings Per Common Share
Basic	$0.33	$0.26	26.9%	$0.58	$0.51	13.7%
Diluted	0.32	0.25	28.0%	$0.56	0.48	16.7%

Cash Dividends Declared Per Common Share	$-	$-	0.0%	$-	$-	0.00%

Weighted Average Shares Outstanding
Basic	3,863,917	3,731,399	3.6%	3,822,056	3,710,836	3.0%
Diluted	3,983,717	3,885,700	2.5%	3,957,089	3,874,363	2.1%

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months	Three Months		Six Months	Six Months
	Ended	Ended		Ended	Ended
	June 30,	June 30,		June 30,	June 30,
	2005	2004	% Change	2005	2004	% Change

Earnings Summary
(amounts in thousands)
Net income for period	$1,260	$980	28.6%	$2,226	$1,876	18.6%
Net interest income	5,430	4,467	21.6%	10,331	8,753	18.0%
Net interest income
(tax equivalent)	5,517	4,554	21.1%	10,504	8,936	17.5%
Noninterest expense	3,870	3,437	12.6%	7,704	6,715	14.7%

Select Average Balances
(amounts in thousands)
Loans	$401,669	$359,540	11.7%	$391,668	$348,802	12.3%
Allowance for loan losses	4,666	4,092	14.0%	4,516	3,940	14.6%
Investment securities	63,202	55,935	13.0%	63,641	56,045	13.6%
Earning assets	467,481	417,225	12.0%	457,816	406,600	12.6%
Total assets	498,949	443,603	12.5%	488,578	430,761	13.4%
Deposits	409,356	360,988	13.4%	399,301	351,265	13.7%
Shareholders' equity	37,468	32,499	15.3%	36,909	32,045	15.2%

Per Common Share
Net income - basic	$0.33	$0.26	26.9%	$0.58	$0.51	13.7%
Net income - diluted	0.32	0.25	28.0%	0.56	0.48	16.7%
Book value	9.93	8.73	13.7%	9.93	8.73	13.7%
End of period shares outstanding	3,880,824	3,736,079	3.9%	3,880,824	3,736,079	3.9%
Weighted average shares outstanding:
Basic	3,863,917	3,731,399	3.6%	3,822,056	3,710,836	3.0%
Diluted	3,983,717	3,885,700	2.5%	3,957,089	3,874,363	2.1%

Ratios
Return on average assets	1.01%	0.88%		0.91%	0.87%
Return on average equity	13.45%	12.06%		12.06%	11.71%
Average earning assets to average total assets	93.69%	94.05%		93.70%	94.39%
Average loans as percentage of average deposits	98.12%	99.60%		98.09%	99.30%
Net interest margin (tax equivalent)	4.72%	4.37%		4.59%	4.40%
Average equity to average assets	7.51%	7.33%		7.55%	7.44%
Efficiency ratio (tax equivalent)	61.42%	65.63%		64.02%	65.23%
Loan loss reserve to total loans	1.21%	1.15%		1.21%	1.15%